EXHIBIT 10.2
COMPENSATION AGREEMENT BETWEEN AMEREX GROUP, INC.
AND MELISSA MAHLER

This Compensation Agreement is dated as of May 15, 2008 between Amerex Group, Inc. an Oklahoma corporation (the “Company”), and Melissa Mahler (“Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with legal services (“Services”) in connection with their business, and the Consultant has agreed to provide the Company with such Services at her sole discretion, at hourly rates and otherwise on terms to be negotiated at such time, and reserves the right, at any time, to agree to or deny such Services; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company will register 800,000 shares of the Company’s common stock, par value $.001 per share, and issue the shares to the Consultant from time to time following the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below.  The Consultant, in her sole discretion, may agree or decline to perform the Services requested by the Company.  If Consultant agrees to perform services requested, then the hourly rates or other fees for such services shall be negotiated and agreed upon contemporaneously.

2.           The shares issued to the Consultant shall represent consideration for those Services performed by the Consultant for the Company based on the following arrangement: Upon the rendering of Services, or on a monthly basis, as may be negotiated between the parties, the Consultant will provide the Company with an invoice and the Company will then deliver or cause to be delivered to the Consultant, within 15 calendar days after receipt of the invoice, certificates representing shares of the common stock of the Company, for the full amount of the invoice, based on per share value that represents a 50% discount to market calculated using the Volume Weighted Average Price (“VWAP”) for the three trading days prior to the date of the invoice.

3.           The foregoing compensation plan and the shares to be issued thereunder shall be registered using a Form S-8.  The Company shall file such Form S-8 with the Securities and Exchange Commission within five business days of the execution of this agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

CONSULTANT

/s/ Melissa Mahler
Melissa Mahler

COMPANY
AMEREX GROUP, INC.

By: /s/ Nicholas J. Malino
Nicholas J. Malino
Chief Executive Officer